EX-99.23(d)(98)


                                    AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                      MELLON CAPITAL MANAGEMENT CORPORATION

     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and MELLON CAPITAL MANAGEMENT CORPORATION, a Delaware corporation and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of February 18, 2004 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the JNL Series Trust (the "Funds");

     WHEREAS,  pursuant  to  the  Agreement,  the  Adviser  agreed  to  pay  the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses;

     WHEREAS, reflect the addition of a breakpoint to the sub-advisory fee schedule.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2006, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2006, attached hereto.

     The parties hereto agree that unless specifically changed pursuant to this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 1st day of May, 2006.

JACKSON NATIONAL ASSET                      MELLON CAPITAL MANAGEMENT
MANAGEMENT, LLC                             CORPORATION


By:                                         By:
Name:    ANDREW B. HOPPING                  Name:
Title:            PRESIDENT                 Title:

                                   SCHEDULE A
                               Dated: May 1, 2006

                                     (Funds)

                   JNL/MELLON CAPITAL MANAGEMENT S&P 500 INDEX
               JNL/MELLON CAPITAL MANAGEMENT S&P 400 MIDCAP INDEX
                  JNL/MELLON CAPITAL MANAGEMENT SMALL CAP INDEX
                JNL/MELLON CAPITAL MANAGEMENT INTERNATIONAL INDEX
                    JNL/MELLON CAPITAL MANAGEMENT BOND INDEX
         JNL/MELLON CAPITAL MANAGEMENT ENHANCED S&P 500 STOCK INDEX FUND

                                   SCHEDULE B
                               Dated: May 1, 2006


                                 (Compensation)


                   JNL/MELLON CAPITAL MANAGEMENT S&P 500 INDEX

    ASSETS                                        ANNUAL RATE
First $50 million                                    0.12%
Next $50 million                                     0.06%
$100 to $750 million                                 0.03%
Over $750 million                                   0.015%


               JNL/MELLON CAPITAL MANAGEMENT S&P 400 MIDCAP INDEX

   ASSETS                                        ANNUAL RATE
First $50 million                                    0.12%
Next $50 million                                     0.06%
$100 to $750 million                                 0.03%
Over $750 million                                   0.015%

                  JNL/MELLON CAPITAL MANAGEMENT SMALL CAP INDEX

    ASSETS                                        ANNUAL RATE
First $50 million                                    0.12%
Next $50 million                                     0.06%
$100 to $750 million                                 0.03%
Over $750 million                                   0.015%


                JNL/MELLON CAPITAL MANAGEMENT INTERNATIONAL INDEX

    ASSETS                                        ANNUAL RATE
First $50 million                                    0.12%
Next $50 million                                     0.06%
$100 to $750 million                                 0.03%
Over $750 million                                   0.015%


                    JNL/MELLON CAPITAL MANAGEMENT BOND INDEX


    ASSETS                                        ANNUAL RATE
First $50 million                                    0.12%
Next $50 million                                     0.06%
$100 to $750 million                                 0.03%
Over $750 million                                   0.015%


         JNL/MELLON CAPITAL MANAGEMENT ENHANCED S&P 500 STOCK INDEX FUND

    ASSETS                                        ANNUAL RATE
$0 to $50 million                                    0.25%
Over $50 million                                     0.20%